Exhibit 10.1

NINTH AMENDMENT TO LOAN AGREEMENT

This NINTH AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made this as of the 5th day of April, 2022 by and among MidCap Business Credit LLC, a Texas limited liability company, the secured party hereunder (hereinafter called “Lender”), BLONDER TONGUE LABORATORIES, INC., a Delaware corporation (together with its successors and permitted assigns, “Borrower”), R. L. DRAKE HOLDINGS, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Drake”), and BLONDER TONGUE FAR EAST, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Far East”). Each of Borrower, Drake and Far East are individually referred to herein as a “Loan Party” and individually, collectively, jointly and severally, the “Loan Parties”.

WHEREAS, the Loan Parties and Lender have entered that Loan and Security Agreement (All Assets) dated as of October 25, 2019, as amended by that certain Consent and Amendment to Loan Agreement and Loan Documents, dated as of April 7, 2020, that certain Second Amendment to Loan Agreement, dated as of January 8, 2021, that certain Third Amendment to Loan Agreement, dated as of June 14, 2021, that certain Fourth Amendment to Loan Agreement, dated as of July 30, 2021, that certain Fifth Amendment to Loan Agreement, dated as of August 2, 2021, that certain Sixth Amendment to Loan Agreement, dated as of December 15, 2021, that certain Seventh Amendment to Loan Agreement, dated as of February 11, 2022 and that certain Eight Amendment to Loan Agreement, dated as of March 3, 2022 (as amended, the “Loan Agreement”).

WHEREAS, Borrower has requested that the Loan Agreement be amended as provided herein, and Lender is willing to make such modifications to the Loan Agreement, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual benefits to be derived by the Loan Parties and Lender from a continuing relationship under the Loan Agreement and Loan Documents and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.       Defined Terms. Capitalized terms used in this Amendment which are defined in the Loan Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2.        Amendment to Loan Agreement. The Loan Agreement is hereby amended as of the date hereof as follows:

(a)	Definition of Borrowing Base - Section 5(c). The definition of Borrowing Base in Section 5(c) of the Loan Agreement is hereby amended and restated in its entirety, as follows:

(c)       The term “Borrowing Base” as used herein shall mean the sum of the following:

(1)             up to eighty-five percent (85%) of the unpaid face amount of Qualified Accounts (as defined below), PLUS

(2)             the lesser of (I) the sum of (A) eighty-five percent (85%) of the Net Orderly Liquidation Value of all Eligible Inventory (as defined below), which such Net Orderly Liquidation Value shall be reset on an annual basis in connection with the updated appraisals obtained in connection herewith, plus (B) until June 1, 2022, at which time on such date this subclause (2)(I)(B) shall be $0, the lesser of (i) $113,500, and (ii) twelve percent (12%) of the value of all Eligible WIP Inventory (with “Eligible WIP Inventory” being Inventory that would have otherwise been Eligible Inventory but for the sole fact that it is work-in-process), or (II) $2,500,000, PLUS

(3)             an over-advance facility in the amount of Four Hundred Thousand and 00/100 Dollars ($400,000), which such amount shall, commencing on June 1, 2022 and continuing on the first Business Day of each succeeding calendar month, reduce by $50,000 per month until such amount reaches $0 (the “Over-Advance Facility”), PLUS

(4)             subject to the approval of Lender in its sole and unfettered discretion, an over-advance facility in an amount up to One Million and 00/100 Dollars ($1,000,000.00) (the “2022 Over-Advance Facility”), LESS

(5)             the Borrowing Base Reserve (as defined below).

(b)             Loans and Other Financials Accommodations – Section 5 – Section 5 of the Loan Agreement is hereby amended to add a new Section 5(j) immediately following Section 5(i), which such new Section 5(j) shall read as follows:

“(j) Borrower acknowledges that an advance under the 2022 Over-Advance Facility in the amount of Two Hundred Thousand and 00/100 Dollars ($200,000.00) shall be disbursed on the Ninth Amendment Effective Date. Thereafter, subsequent advances under the 2022 Over-Advance Facility, each of which shall be in amounts of not less than One Hundred Thousand and 00/100 Dollars ($100,000.00), may be disbursed in the sole and unfettered discretion of Lender from time to time upon the irrevocable request of Borrower.”

(c)       Fees – Section 10 – Section 10 of the Loan Agreement is hereby amended to add a new Section 10(g) immediately following Section 10(f), which such new Section 10(g) shall read as follows:

“(g) 2022 Over-Advance Facility Fees. Borrower shall pay to Lender a non-refundable over-advance closing fee equal to $4,000 (the “2022 Over-Advance Facility Closing Fee”), which such 2022 Over-Advance Facility Closing Fee shall be due and payable on the Ninth Amendment Effective Date. The Borrower hereby further agrees to pay to the Lender the 2022 Over-Advance Facility Fee, due and payable on the first Business Day of each month following the Ninth Amendment Effective Date during the Term.”

(d)       Definitions - Section 22(p). Section 22(p) of the Loan Agreement is hereby amended to add the following definitions in the appropriate alphabetical order:

“2022 Over-Advance Facility” shall have the meaning set forth in Section 5(c).

“2022 Over-Advance Facility Fee” means a non-refundable over-advance fee equal to such incremental amount that, when aggregated with the Interest Rate on the outstanding balance of the 2022 Over-Advance Facility, is necessary to provide a monthly yield of one percent (1%) of the outstanding balance of the 2022 Over-Advance Facility.

“Interest Rate” means the rate of interest specified in Section 5(h) hereof.

“Ninth Amendment Effective Date” means April 5, 2022.

3.       Amendment Fee. Borrower agrees to pay Lender a non-refundable fee in the amount of $5,000.00 in consideration of the execution by Lender of this Amendment (“Amendment Fee”). Such Amendment Fee shall be fully earned as of the date hereof and shall be due and payable upon the earliest of (i) the expiration of the Term; (ii) any voluntary prepayment of the Revolving Loans resulting in a termination of the Revolving Loans, (iii) the termination of the Loan Agreement, or acceleration of the Revolving Loans under Section 16 of the Agreement, and (iv) the sale, assignment or transfer of all or any part of, or any interest in, Lender’s rights and benefits under the Loan Agreement.

4.       Conditions to Closing. The willingness of Lender to enter into this Amendment shall be subject to the condition precedent that Lender shall have received all of the following, each in form and substance satisfactory to Lender:

(a)	This Amendment properly executed and delivered,

(b)   A Participation Agreement property executed and delivered by each of the parties thereto, and

(c)    Payment by the Borrower of the 2022 Over-Advance Facility Closing Fee referenced in Section 2(g) above and any and all outstanding reasonable out-of-pocket fees and expenses relating to the Loan Agreement and/or this Amendment incurred by the Lender, including, without limitation, attorney’s fees and expenses.

5.        Representations and Warranties. Each Loan Party represents and warrants to Lender that such Loan Party has the full power and authority to execute, deliver and perform its obligations under, this Amendment and the execution and delivery of this Amendment have been duly authorized by all necessary action of the stockholders, directors, members and managers, as applicable, of such Loan Party.

6.        Release and Confirmation. Each Loan Party hereby (i) reaffirms that it remains indebted to Lender without defense, counterclaim or offset and, assuming effectiveness of this Amendment, no default or Event of Default has occurred or exists under the Loan Documents, (ii) restates, and reaffirms, all of its covenants, representations and warranties set forth in the Loan Documents to the same extent as if fully set forth herein and each Loan Party hereby certifies that after giving effect to this Amendment, all such covenants, representations and warranties are true and accurate as of the date hereof and (iii) acknowledges and warrants that it does not have any claims, actions or causes of action whatsoever in law or in equity against Lender, its’ officers, directors, employees, agents, successors, subsidiaries, related companies or attorneys (for the purpose of this paragraph, collectively referred to herein as the “Lenders”) or any of them, in connection with or related to or arising from any and all transactions with Lenders, whether known or unknown, including, but not limited to, the loans, through the date of this Amendment, and each Loan Party for good and valuable consideration hereby waives, remises, releases and discharges any and all rights with respect to such claims, additions or causes of action, if any.

7.        Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Counterpart signature pages to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

8.        References. Upon and after the date of this Amendment all references to the Loan Agreement in the Loan Documents, or in any related document, shall mean the Loan Agreement as amended by this Amendment. Except as expressly provided in this Amendment, the execution and delivery of this Amendment does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of the Loan Agreement, and, except as specifically provided in this Amendment, the Loan Agreement shall remain in full force and effect in accordance with the respective terms thereof.

9.        Loan Documents Ratified. This Amendment is executed as an instrument under seal and shall be governed by and construed in accordance with the laws of the State of Connecticut without regard to its conflicts of law rules. All parts of the Loan Agreement and the other Loan Documents, not affected by this Amendment are hereby ratified and affirmed in all respects, provided that if any provision of the Loan Documents shall conflict or be inconsistent with this Amendment, the terms of this Amendment shall supersede and prevail.

10.       Costs and Expenses. Each Loan Party hereby reaffirms its agreement under the Loan Agreement to pay or reimburse Lender on demand for all costs and expenses incurred by Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, each Loan Party specifically agrees to pay all fees and disbursements of counsel to Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Each Loan Party hereby agrees that Lender may, at any time or from time to time in its sole discretion and without further authorization by the Loan Party, make a loan to Borrower under the Loan Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment under seal as of the day and year first above written.

BORROWER:

BLONDER TONGUE LABORATORIES, INC.

By:
Name:	Eric Skolnik
Title:	Senior Vice President and Chief Financial Officer

OTHER LOAN PARTIES:

BLONDER TONGUE FAR EAST, LLC

By:
Name:	Eric Skolnik
Title:	Senior Vice President and Chief Financial Officer

R. L. DRAKE HOLDINGS, LLC

By:
Name:	Eric Skolnik
Title:	Senior Vice President and Chief Financial Officer

LENDER:

MIDCAP BUSINESS CREDIT LLC

By:
Name:
Title:

[Ninth Amendment to Loan Agreement]